UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2012, the Organization & Compensation Committee of the Board of Directors of GenCorp Inc. (the “Company” or “GenCorp”) approved grants to eligible employees of the Company including the named executive officers under the Company’s 2012 Long-Term Incentive Program (the “2012 LTIP”) and pursuant to the Company’s Amended and Restated 2009 Equity and Performance Incentive Plan (the “Plan”).

The Company uses long-term incentive compensation to focus on the importance of returns to shareholders, promote the achievement of long-term performance goals, encourage executive retention, and promote higher levels of Company stock ownership by executives.

The table shows the restricted stock awards granted under the 2012 LTIP to the named executive officers of the Company:

Named Executive Officer	Title	2012 LTIP Performance Shares	2012 LTIP Restricted Stock
Scott J. Seymour	President and Chief Executive Officer, and President of Aerojet-General Corporation	113,407	30,242
Kathleen E. Redd	Vice President, Chief Financial Officer and Assistant Secretary	41,026	10,940
Chris W. Conley	Vice President, Environmental, Health and Safety	14,364	3,830
Christopher C. Cambria	Vice President, General Counsel and Secretary	25,568	6,818

The vesting of the performance shares granted under the 2012 LTIP is based on the Company’s achieving the economic value added (“EVA”) performance targets for fiscal 2014.  The number of the performance shares granted under the 2012 LTIP represents the maximum number of shares that may vest.  The vesting of performance shares depends on the level of EVA target achieved, within a minimum threshold level and a maximum level, and ranges from 50% to 125% of the target award.  No performance shares will vest if the threshold EVA target is not achieved.  The vesting of the restricted stock granted under the 2012 LTIP is time-based and has a three year vesting period.

On March 28, 2012, the Company appointed Christopher C. Cambria as the Secretary of the Company and Kathleen E. Redd as the Assistant Secretary of the Company.

On March 28, 2012, the Company’s shareholders, upon recommendation of the Company’s Board of Directors, approved an amendment to the Plan to increase the number of shares authorized and reserved for issuance thereunder by 3,000,000 shares. The amendment is described in greater detail in Proposal 2 in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders (the “Proxy Statement”). The Proxy Statement was filed with the Securities and Exchange Commission on February 17, 2012. The description of the amendment contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan (as amended and restated effective March 28, 2012), which was filed as Exhibit 4.1 in the Company’s Registration Statement on Form S-8 filed on March 28, 2012 (File No. 333-180400) and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 28, 2012, the Company held its Annual Meeting of Shareholders.  The matters voted on by shareholders and the voting results are as follows:

Proposal 1.  Election of Directors.  All nominees for director were elected.

Name	For	Withheld	Broker Non-Votes
Thomas A. Corcoran	45,778,913	1,779,971	7,924,018
James R. Henderson	45,710,091	1,848,793	7,924,018
Warren G. Lichtenstein	34,211,965	13,346,919	7,924,018
David A. Lorber	45,521,519	2,037,365	7,924,018
James H. Perry	45,734,793	1,824,091	7,924,018
Scott J. Seymour	46,276,276	1,282,608	7,924,018
Martin Turchin	45,921,347	1,637,537	7,924,018
Robert C. Woods	45,881,307	1,677,577	7,924,018

Proposal 2.  Approval of an amendment to the GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan to increase the number of shares authorized and reserved for issuance thereunder by 3,000,000 shares.  The amendment to the Amended and Restated 2009 Equity and Performance Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
43,138,243	3,456,928	963,713	7,924,018

Proposal 3.  Approval of an advisory resolution regarding the compensation of GenCorp’s Named Executive Officers.  The advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
36,416,612	2,629,029	8,513,243	7,924,018

Proposal 4.  Ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending November 30, 2012.  The appointment of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Broker Non-Votes
54,550,387	847,055	85,460	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan was filed as Exhibit 4.1 to GenCorp Inc.’s Registration Statement on Form S-8 filed on March 28, 2012 (File No. 333-180400) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2012	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary